UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/24/2009

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 24, 2009, NewMarket Corporation (the "Company") entered into a Second Amendment (the "Second Amendment") to the Second Amended and Restated Revolving Credit Agreement dated December 21, 2006, (as previously amended on September 26, 2008 and by the Second Amendment, the "A&R Credit Agreement"), by and among the Company, SunTrust Bank, as administrative agent, and the several banks and other financial institutions party thereto. All capitalized terms not defined in this Form 8-K are defined in the A&R Credit Agreement.
Generally, the Second Amendment:

- amends the Consolidated Net Income definition to exempt net income (or loss) of up to $25 million in mark-to-market exposure related to the Foundry Park Rate Lock Transaction;

- increases the Letter of Credit Commitment to $75 million from $50 million;
- amends the Consolidated Fixed Charges definition to exempt Foundry Park related expenses that are financed by the construction loan and Growth Capital Expenditures that are financed by members other than the revolving lenders;
- postpones the step-down of the Leverage Covenant until the Indebtedness of the Real Estate Subsidiaries permitted becomes Non-Recourse Debt;
- allows other Indebtedness of up to $10 million;
- allows Liens on cash in an amount not to exceed $20 million for cash collateralization of the Foundry Park Rate Lock transaction;
- increases the facility commitment by an additional $5 million dollars; and
- increases the interest rate paid for borrowed money.

This summary of the A&R Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additionally, on March 24, 2009 the Company entered into a Supplement Agreement to the A&R Credit Agreement (the "Supplement Agreement"). The Supplement Agreement provides that PNC Bank will increase its facility commitment by an additional $2.25 million, pursuant to the terms of the A&R Credit Agreement.

The Supplement Agreement contains representations, warranties, terms and conditions customary for transactions of this type.

As a result of the Supplement Agreement and the Second Amendment, the total facility commitment under the A&R Credit Agreement is $119.25 million.

This summary of the Supplement Agreement is qualified in its entirety by reference to the Supplement Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit

10.1 Second Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of March 24, 2009, between the Company, SunTrust Bank, as Administrative Agent, and the several banks and other financial institutions party thereto.

10.2 Supplement Agreement, dated as of March 24, 2009, between the Company and PNC Bank, as Increasing Lender, and accepted by SunTrust Bank, as Administrative Agent.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: March 30, 2009	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Amendment to Second Amended and Restated Revolving Credit Agreement dated March 24, 2009
EX-10.2	Supplement Agreement dated March 24, 2009